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                                                                 EXHIBIT 10.23.2


        SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN  AGREEMENT
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     This Second Amendment to Second Amended and Restated Loan Agreement (this
"Amendment") is made and entered into as of December 22, 1998 by and between FRIEDMAN'S, INC. (the "Borrower"), and FIRST UNION NATIONAL BANK (the "Bank");


                             W I T N E S S E T H:
                             -------------------

     WHEREAS, the Borrower and the Bank have made and entered into that certain Loan and Security Agreement, dated as of July 14, 1997, as amended (the "Original Loan Agreement" and, as amended hereby, the "Loan Agreement"; capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement);

     WHEREAS, pursuant to the Original Loan Agreement, the Bank has extended to the Borrower a loan facility in the original principal amount of up to $25,000,000 in principal;

     WHEREAS, the Borrower desires to amend certain provisions of the Loan Agreement, and the Bank is willing to agree to the same on the terms and conditions set forth herein;

     NOW THEREFORE, for and in consideration of the foregoing and for ten dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                  ARTICLE 1.
                         AMENDMENTS TO LOAN AGREEMENT
                         ----------------------------



     DEFINITIONS AMENDMENTS. The definitions of in Section 1.1 of the Loan Agreement are hereby amended in their entirety to read as follows:

     Fixed Charge Coverage Ratio - as of any date of determination, the ratio of
     ---------------------------
     Borrower's (a) EBITDAR for the immediately preceding four (4) fiscal quarters, less Capital Expenditures during such period, less cash taxes paid during such period, to (b) total Fixed Charges for such period.

     Funded Debt - as of any date of determination, (i) all Indebtedness for
     -----------
     Money Borrowed, including the principal portion of all Capital Lease obligations and all
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     Subordinated Debt, plus (ii) Rental Expense paid during the immediately preceding four (4) fiscal quarters multiplied by 5.

     LIBO Rate Basis - a simple rate per annum equal to the sum of (a) the LIBO
     ---------------
     Rate and (b) for any calendar quarter, (i) 0.875% if the Debt Ratio as of the most recent Determination Date is less than or equal to 1.50 to 1.0;
     (ii) 1.0% if the Debt Ratio as of the most recent Determination Date is less than or equal to 2.0 to 1.0, but greater than 1.5 to 1.0; (iii) 1.25% if the Debt Ratio as of the most recent Determination Date is less than or equal to 2.50 to 1.0, but greater than 2.0 to 1.0; (iv) 1.50% if the Debt Ratio as of the most recent Determination Date is less than or equal to 3.0 to 1.0, but greater than 2.5 to 1.0; or (v) 1.75% if the Debt Ratio as of the most recent Determination Date is greater than 3.0 to 1.0..

     Maturity Date -  shall mean the earlier of January 31, 2000 or such earlier
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     date as payment of the Loans shall be due (whether by acceleration or otherwise).

     Additional Definitions. Section 1.1 of the Loan Agreement is hereby amended to add the following definitions to read as follows:

     Debt Ratio - shall mean, as of any date of determination thereof, the ratio
     ----------
     of Borrower's Funded Debt used such date to its EBITDAR for the four immediately preceding fiscal quarters.

     Determination Date - shall mean, with respect to any calendar quarter, the
     ------------------
     date first preceding such calendar quarters on which Borrowers quarterly financial statements are required to be delivered pursuant to Section 8.1(I) hereof.

     Unused Fee Amount - shall mean, for any calendar quarter, (i) 0.125% if the
     -----------------
     Debt Ratio as of the most recent Determination Date is less than or equal to 1.50 to 1.0; (ii) 0.150% if the Debt Ratio as of the most recent Determination Date is less than or equal to 2.0 to 1.0, but greater than
     1.5 to 1.0; (iii) 0.175% if the Debt Ratio as of the most recent Determination Date is less than or equal to 2.50 to 1.0, but greater than
     2.0 to 1.0; (iv) 0.250% if the Debt Ratio as of the most recent Determination Date is less than or equal to 3.0 to 1.0, but greater than
     2.5 to 1.0; and (v) 0.375% if the Debt Ratio as of the most recent Determination Date is greater than 3.0 to 1.0.

     UNUSED LINE FEE. Section 3.2 of the Loan Agreement is hereby amended in its entirety to read as follows:

     3.2.  Unused Line Fee.  Borrower shall pay to Lender an unused line fee
           ---------------
     equal to the Unused Fee Amount per annum on the average daily unused amount of the maximum Loan commitment, payable on the first day of each calendar quarter for the previous calendar quarter and on the Maturity Date.

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     COVENANT AMENDMENT. Section 8.3(A) of the Loan Agreement is hereby amended in  its entirety to read as follows:

     (A) Minimum Net Worth.  Maintain at all times a Net Worth of at least
         -----------------
     $150,000,000, plus 100% of the net proceeds of any equity offering; in addition, effective as of the start of each fiscal quarter, commencing with the fiscal quarter beginning on January 1, 1999, such Net Worth requirement shall be increased by 50% of the Borrower's Net Income during the immediately preceding fiscal quarter.

     COVENANT AMENDMENT. Section 8.3(B) of the Loan Agreement is hereby amended in its entirety to read as follows:

     (A) Fixed Charges. Maintain, as of the end of any fiscal quarter, a Fixed
         -------------
     Charge Coverage Ratio of at least (i) 1.40 to 1.0 until September 30, 1999; and (ii) 1.50 to 1.0 as of each fiscal quarter end thereafter.

     COVENANT AMENDMENT. Section 8.3(C) of the Loan Agreement is hereby amended in its entirety to read as follows:

     (C) Debt Ratio.  Not permit, as of the end of any fiscal quarter,
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     Borrower's Debt Ratio to exceed (i) 3.50 to 1.0 until September 30, 1999;
     and (ii) 3.0 to 1.0 as of each fiscal quarter end thereafter.

     YEAR 2000 COMPLIANCE. The Loan Agreement is hereby amended by adding a new Section 8.1(R) to read in its entirety as follows:

          (R) Shall take all action necessary to assure that Borrower and its Subsidiaries computer based systems are able to operate and effectively process data including dates on and after January 1, 2000, and at the request of Bank, Borrower shall provide to Bank assurances acceptable to Bank of Borrower's Year 2000 compatibility.

     EXHIBITS. Exhibit "K-1" to the Loan Agreement is hereby amended  by
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adding the following new items 4 and 5 to read as follows:

     4. Borrower may make loans of up to $1,000,000 in the aggregate to Borrower's officers and directors for the purpose of enabling them make open market purchases of Borrower's stock.

     5. Borrower may make purchases of up to $10,000,000 of its common stock in the open market.

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                                  ARTICLE 2.
                                    WAIVERS
                                    -------

     Section 2.1. FINANCIAL COVENANT. Bank hereby waives Borrower's failure to comply with the provisions of Section 8.3 (C) for the fiscal quarter ending September 30, 1998, and agrees that the same shall not constitute a Default or Event of Default under the Loan Agreement.

     Section 2.2 PRIOR WAIVER WITHDRAWN. Bank hereby withdraws its August 6, 1998 consent to Borrower's contemplated $10,000,000 investment in Crescent Jewelers, Inc., together with its consent to Borrower's increase in its facility from NationsBank.



                                  ARTICLE 3.
                          CONDITIONS TO EFFECTIVENESS
                          ---------------------------


     SECTION 3.1 CONDITIONS. The amendments to the Loan Agreement set forth in this Amendment shall become effective as of the date first above written (the "Effective Date") after all of the conditions set forth in Sections 3.2 through
3.7 hereof shall have been satisfied.

     SECTION 3.2 EXECUTION OF AMENDMENT. This Amendment shall have been executed and delivered by the Borrower.

     SECTION 3.3 OTHER ITEMS. The Bank shall have reviewed counterparts or each of the following, in form, scope and substance satisfactory to the Bank:

         (a) Secretarial and Incumbency Certificate from the Borrower; and

         (b)  A certificate described in Section 3.4  below from the Borrower.

     SECTION 3.4 REPRESENTATIONS AND WARRANTIES. (a) As of the Effective Date, the representations and warranties set forth in the Loan Agreement, and the representations and warranties set forth in each of the Loan Documents, shall be true and correct in all material respects; (b) as of the Effective Date, no Defaults or Events of Default shall have occurred and be continuing; (c) the Bank shall have received from the Borrower a certificate dated the Effective Date, certifying the matters set forth in subsections (a) and (b) of this
Section 3.3.

     SECTION 3.5 LOAN FEE. Borrower shall have paid an amendment fee of $62,500, which fee has been fully earned by the Bank and is non-refundable in its entirety.

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     SECTION 3.6 NATIONSBANK AMENDMENT/CONSENT. Borrower shall have provided to
Lender evidence of the amendment of the NationsBank Loan Agreement on substantially the same grounds as provided herein, and NationsBank's consent to the terms hereof.

     SECTION 3.7 ABN-AMRO AMENDMENT/CONSENT. Borrower shall have provided to Lender evidence of the amendment of the ABN-AMRO Loan Agreement on substantially the same grounds as provided herein, and ABN-AMRO's consent to the terms hereof.

                                  ARTICLE 4.
                                 MISCELLANEOUS
                                 -------------

     SECTION 4.1 ENTIRE AGREEMENT. This Amendment, together with the Loan Documents, as in effect on the Effective Date, reflects the entire understanding with respect to the subject matter contained herein, and supersedes any prior agreements, whether written or oral.

     SECTION 4.2 SECTION REFERENCES. References in this Amendment to any article or section are, unless otherwise specified, to such article or section in this Amendment.

     SECTION 4.3 NO NOVATION OR RELEASE. This Amendment is not intended to be, and shall not be deemed or construed to be, a satisfaction, novation or release of the Loan Agreement or any other Loan Document.

     SECTION 4.4 FEES AND EXPENSES. All fees and expenses of the Bank incurred in connection with the issuance, preparation and closing of the closing of the transactions contemplated hereby shall be payable by the Borrower promptly upon the submission of the bill therefor. If the Borrower shall fail to promptly pay such bill, the Bank is authorized to pay such bill through an advance of funds under the Revolver Loan.

     SECTION 4.5 CHOICE OF LAW. This Amendment shall be construed and enforced in accordance with and governed by the internal laws (as opposed to the conflicts of laws provisions) of the State of Georgia.

     SECTION 4.6 NO OTHER AMENDMENTS. Except as expressly amended hereby, all representations, warranties, terms, covenants and conditions of the Loan Agreement and the other Loan Documents shall remain unamended and unwaived and shall continue in full force and effect.

     SECTION 4.7 SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

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     WITNESS the hand and seal of each of the undersigned as of the date first written above.

                                    BANK:
                                    ----

                                    FIRST UNION NATIONAL BANK

                                    By: /s/
                                       ----------------------------------------
                                    Title:
                                          -------------------------------------

                                    BORROWER:
                                    --------

                                    FRIEDMAN'S, INC.

                                    By: /s/ Victor Suglia
                                       ----------------------------------------
                                    Title: Sr. V.P. and CFO
                                          -------------------------------------
                                    Attest: /s/
                                           ------------------------------------
                                    Title:
                                          -------------------------------------


                                    [Corporate Seal]

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